UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2024, the Board of Directors (the “Board”) of The Chefs’ Warehouse, Inc. (the “Company”) elected Debra Walton-Ruskin as a director of the Company, effective as of February 14, 2024, for a term continuing until the Company’s next annual meeting of stockholders, when Ms. Walton-Ruskin will be a nominee for election by the Company’s stockholders. Ms. Walton-Ruskin will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board. The Company sought Ms. Walton-Ruskin’s election to the Board as part of its ongoing planning for board succession and refreshment.

Concurrently with Ms. Walton-Ruskin’s election to the Board, the Board increased the size of the Board from ten to eleven members.

Ms. Walton-Ruskin served as the Chief Revenue Officer at the London Stock Exchange Group (“LSEG”), following LSEG’s acquisition of Refinitiv. Ms. Walton-Ruskin has held numerous C-suite roles at companies such as Thomson Reuters and Refinitiv, including as Global Head of Market Development, Chief Data Officer, Chief Product Officer, and Chief Revenue Officer. Ms. Walton-Ruskin was also President & CEO of Nucleus Financial, a partner at Cantor Fitzgerald, and a founding board member of the Cantor Fitzgerald Futures Exchange. Ms. Walton-Ruskin began her career in financial services as head of sales for Australia-based Giltnet Limited.

Ms. Walton-Ruskin is considered an independent director under the NASDAQ Listing Rules and the rules and regulations of the Securities and Exchange Commission. Ms. Walton-Ruskin is also considered financially literate under the NASDAQ Listing Rules.

There are no understandings or arrangements between Ms. Walton-Ruskin and any other person pursuant to which Ms. Walton-Ruskin was elected as a director of the Company. There are no existing relationships between Ms. Walton-Ruskin and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Walton-Ruskin will be compensated in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption “Executive Compensation—Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2023, and currently include a mixture of a cash retainer, cash paid for committee membership and committee chairmanship, and time-vesting restricted share unit awards. Ms. Walton-Ruskin’s compensation for her services will be prorated in 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary, Chief Government Relations Officer & Chief Administrative Officer

Date: February 14, 2024